Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 26, 2026

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 230,265 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to the Selling Stockholders upon the exercise of common stock purchase warrants (the “Warrants”) pursuant to the Warrant Issuance Agreement dated as of May 12, 2026 (the “Warrant Issuance Agreement”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Company’s Amended and Restated Certificate of Incorporation, as originally filed with the Secretary of State of the State of Delaware on July 27, 2018;

(iii)	the Company’s Amended and Restated Bylaws, effective as of October 16, 2024;

(iv)	the Form of Warrant;

(v)	the Warrant Issuance Agreement;

(vi)	a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date; and

(vii)	the resolutions of the board of directors of the Company, relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

Aquestive Therapeutics, Inc. June 26, 2026 Page 2
As to the facts upon which this opinion letter is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that the Shares have been duly authorized for issuance by the Company and, when the Shares have been duly issued and delivered to the Selling Stockholders in accordance with the terms of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Shares. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We further consent to the use of our name in the prospectus contained therein, under the caption “Legal Matters.”  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

Very truly yours,

/s/ Dechert LLP